SECURITIES
                             AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                  Filed Pursuant to Section 13 or 15 (d) of the
                   Securities Act of 1934 Date of Report (Date
                    of earliest event reported): May 8, 2002

                         AMERICAN ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                          Commission File No. 000-24819

         TEXAS                                 76-0279288
         -----                                 ------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                        7224 Lawndale, Houston, TX 77012
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: 713-928-5311

                                 Not Applicable
                 (Former name or former address, if applicable)

Item 4            Change in Registrant's Certifying Accountant

On May 8, 2002, the Board of Directors of the Registrant approved the engagement of Jackson & Rhodes P.C. ("Jackson & Rhodes") as the Registrant's principle accountant to replace Simonton, Kutac & Barnidge, L.L.P. ("Simonton, Kutac"), the previous accountant, Simonton, Kutac had notified the Registrant that the departure from Simonton, Kutac of certain key personnel made it unable to provide necessary auditing services required by the Registrant. The Registrant's selection of Jackson & Rhodes was made in part on the recommendation of Simonton, Kutac.

Simonton, Kutac's reports on the Registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Simonton, Kutac's report included a qualification that described conditions that raised substantial doubt about the Registrant's ability to continue as a going concern.

There have been no disagreements with Simonton, Kutac on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure during the Registrant's most recent fiscal year or in the subsequent interim period through May 8, 2002 (the date of resignation) which disagreement(s), if not resolved to Simonton, Kutac's satisfaction, would have caused Simonton, Kutac to make reference to the subject matter of the disagreement(s) in connection with its report.

Simonton, Kutac did not advise the Registrant during the Registrant's most recent fiscal year or in the subsequent interim period through May 8, 2002 (the date of resignation).

     A) that the internal controls necessary for the Registrant to develop reliable financial statements did not exist;

     B) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management'

     C) (i) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim period that if further investigated might (a) materially have impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report or (b) have caused it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, and (ii) it did not, due to its dismissal or for any other reason, expand the scope of its audit or conduct such further investigation; or

     D) (i) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either" (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

The Registrant has requested Simonton, Kutac to provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements set forth above. A copy of Simonton, Kutac's letter to the Securities and Exchange Commission is filed as Exhibit 16 to the Form 8-K.

Simonton, Kutac was authorized by the Registrant to respond fully to the inquiries of Jackson & Rhodes.

Jackson & Rhodes has been engaged by the Registrant as its new independent principal accountant to audit the Registrant's financial statements.

Prior to engaging Jackson & Rhodes, the Registrant has not consulted with Jackson & Rhodes during the Registrant's most recent fiscal year or in the period since the end of the most recent fiscal year, in any matter regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrants that Jackson & Rhodes concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.

Item 7.           EXHIBIT INDEX

16.1 Letter from Simonton, Kutac & Barnidge, L.L.P. regarding Change in Certifying Accountant.


                                   SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICAN ENERGY SERVICES, INC.


                                        /s/ LARRY ELLIOT
                                      ------------------------------------------
                                      Larry Elliot
                                      (Chairman and Chief Executive Officer)

Date:  May 24, 2002

Exhibit 16.1



May 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549


RE:  American Energy Services, Inc.
     Commission File No. 0-24819


We were previously the principal accountant for American Energy Services, Inc. and we reported on the financial statements of American Energy Services, Inc. as of and for the years ended February 28, 2001 and 2000. On May 24, 2002, we resigned as principal accountant. We have read American Energy Services, Inc.'s statements included under Item 4 of its Form 8-K dated May 24, 2002 and we agree with such statements.

                                            Yours very truly,



                                            Simonton, Kutac & Barnidge, L.L.P.

                                            Certified Public Accountants